Exhibit 99.1

Contact:

Rush Enterprises, Inc., San Antonio

Steven L. Keller, 830-302-5226

RUSH ENTERPRISES, INC. ADOPTS $150 MILLION STOCK REPURCHASE PROGRAM

SAN ANTONIO, Texas, December 2, 2022 (GLOBE NEWSWIRE) — Rush Enterprises, Inc. (NASDAQ: RUSHA & RUSHB), which operates the largest network of commercial vehicle dealerships in North America, today announced that its Board of Directors approved a new stock repurchase program authorizing the Company to repurchase, from time to time, up to an aggregate of $150 million of its shares of Class A common stock, $.01 par value per share, and/or Class B common stock, $.01 par value per share.

“I am pleased to announce the approval of a new $150 million stock repurchase program, an increase of 50% over the amount authorized for the prior stock repurchase plan, said W.M. “Rusty” Rush, Rush Enterprises’ Chairman, Chief Executive Officer and President. “This announcement reflects our confidence to execute on our recently updated five-year strategy, which includes a revenue goal of $10 billion with a 6% pre-tax return on sales, as well as other operational goals. In 2017, we developed a strategy to grow revenue to $7 billion with a 5% pre-tax return on sales by 2022, and we are well on our way to achieving those financial goals. The strategic investments we have made in recent years have substantially improved our quality of earnings and increased our earnings power in both the peaks and troughs that are inherent in the commercial vehicle industry. We believe that our strong free cash flow will allow us to continue to invest in our growth strategy while also continuing to return capital to shareholders, as evidenced by our acquisition of 17 dealership locations from The Summit Truck Group in December 2021, our acquisition of an additional 30% equity interest in Rush Truck Centres of Canada Limited in May 2022, our repurchase of over $90 million worth of shares of our common stock under our prior stock repurchase program and our regular quarterly dividend totaling $44.6 million in 2022,” Rush added.

This new stock repurchase program replaces the Company’s prior $100 million stock repurchase program. As of November 30, 2022, the Company had purchased $93.1 million worth of shares of its common stock under the prior repurchase program, which was scheduled to expire on December 31, 2022, and was terminated effective December 1, 2022.

Repurchases under the new program will be made at times and in amounts as the Company deems appropriate and may be made through open market transactions at prevailing market prices, privately negotiated transactions or by other means in accordance with federal securities laws. The actual timing, number and value of repurchases under the new stock repurchase program will be determined by management in its discretion and will depend on a number of factors, including market conditions, stock price and other factors. The new stock repurchase program expires on December 31, 2023, and may be suspended or discontinued at any time.

About Rush Enterprises, Inc.

Rush Enterprises, Inc. is the premier solutions provider to the commercial vehicle industry. The Company owns and operates Rush Truck Centers, the largest network of commercial vehicle dealerships in North America, with more than 150 locations in 23 states and Ontario, Canada, including 125 franchised dealership locations. These vehicle centers, strategically located in high traffic areas on or near major highways throughout the United States and Ontario, Canada, represent truck and bus manufacturers, including Peterbilt, International, Hino, Isuzu, Ford, IC Bus and Blue Bird. They offer an integrated approach to meeting customer needs – from sales of new and used vehicles to aftermarket parts, service and body shop operations plus financing, insurance, leasing and rental. Rush Enterprises' operations also provide CNG fuel systems (through its investment in Cummins Clean Fuel Technologies, Inc.), telematics products and other vehicle technologies, as well as vehicle up-fitting, chrome accessories and tires. For more information, please visit us at www.rushtruckcenters.com, www.rushenterprises.com and www.rushtruckcentersracing.com, on Twitter @rushtruckcenter and Facebook.com/rushtruckcenters.

Certain statements contained in this release, including those concerning financial goals and current and projected market conditions, are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, future growth rates and margins for certain of our products and services, competitive factors, general U.S. economic conditions, economic conditions in the new and used commercial vehicle markets, customer relations, relationships with vendors, inflation and the interest rate environment, governmental regulation and supervision, product introductions and acceptance, changes in industry practices, supply chain disruptions, one-time events and other factors described herein and in filings made by the Company with the Securities and Exchange Commission, including in our annual report on Form 10-K for the fiscal year ended December 31, 2021. In addition, the declaration and payment of cash dividends and authorization of future share repurchase programs remains at the sole discretion of the Company’s Board of Directors and the issuance of future dividends and authorization of future share repurchase programs will depend upon the Company’s financial results, cash requirements, future prospects, applicable law and other factors that may be deemed relevant by the Company’s Board of Directors. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual business and financial results and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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